Exhibit 99.1

  Ultralife Batteries, Inc. to Report First Quarter Results on April 29, 2004;
    Investor Conference Call to be Webcast at Ultralife Batteries' Web Site

    NEWARK, N.Y.--(BUSINESS WIRE)--April 14, 2004--Ultralife Batteries, Inc. (NASDAQ: ULBI) will report its first quarter 2004 results for the period ended March 27, 2004 before the market opens on Thursday, April 29, 2004. Ultralife management will host an investor conference call at 10:00AM ET also on April 29, 2004. Investors are invited to access a live webcast of the conference call in the Investor Info - Event Calendar section of the company's website: http://www.ultralifebatteries.com/invest.asp. A replay of the webcast will be available shortly after the call at the same location and will be archived for 90 days.

    About Ultralife Batteries, Inc.

    Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing and research facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified.
    Detailed information on Ultralife is available at the Company's web site, www.ultralifebatteries.com.

    CONTACT: Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
             or
             Investor Relations Contact:
             Lippert/Heilshorn & Associates, Inc.
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
             or
             Media Contact:
             Lippert/Heilshorn & Associates, Inc.
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com